UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 13, 2011
Date of Report (date of Earliest Event Reported)

GAME PLAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-160730	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1712 Ravanusa Drive, Henderson, NV 89052
 (Address of principal executive offices and zip code)

(702) 951-1385
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On September 13, 2011, Game Plan Holdings, Inc., a Nevada corporation (the “Company’) and Vantage Assets Holdings, Ltd., a British Virgin Islands corporation (“Vantage”) entered into an asset purchase agreement for the acquisition of all right, title and interest in the www.checkinsave.com web site (“CheckinSave”) and the associated business plan and intellectual property (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, the Company shall issue to Vantage: (i) 500,000 shares of restricted common stock of the Company upon launch of CheckinSave; (ii) 500,000 shares of restricted common stock of the Company upon achievement of certain performance criteria as defined in the Asset Purchase Agreement; and (iii) 500,000 shares of restricted common stock of the Company and 10% of the consideration paid if the Company successfully completes a sale of CheckinSave within three years of the execution of the Asset Purchase Agreement.

CheckinSave is an open platform for venues to interact with their customers. Users register online, visit participating venues and check in by geo-tagging their locations from their mobile phone. Every time a user checks in at a venue, or a user’s friend/follower from their social network checks in to the same venue, the user accumulates points on their account. Accumulated points can be redeemed for coupons at participating venues to receive special deals and discounts.

Consulting Agreements

Simultaneously with the execution of the Asset Purchase Agreement on September 13, 2011, CheckinSave founders Jordan Brill and Matthew Housser entered into consulting agreements with the Company whereby Mr. Brill and Mr. Housser will assist in the continued development, launch and marketing of CheckinSave.

Pursuant to Jordan Brill’s consulting agreement executed on September 13, 2011, Mr. Brill will be paid $2,300 per month for his consulting services.

Pursuant to Matthew Housser’s consulting agreement executed on September 13, 2011, Mr. Housser will be paid $1,200 per month for his consulting services.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Asset Purchase Agreement, in exchange for the purchase of all right, title and interest in CheckinSave, the associated business plan, and all related intellectual property, the Company will issue to Vantage: (i) 500,000 shares of restricted common stock of the Company upon launch of CheckinSave (the “Initial Stock”); (ii) 500,000 shares of restricted common stock of the Company upon achievement of certain performance criteria as defined in the Asset Purchase Agreement (the “Performance Stock”); and (iii) 500,000 shares of restricted common stock of the Company (the “Change in Control Stock”) and 10% of the consideration paid if the Company successfully completes a sale of CheckinSave within three years of the execution of the Asset Purchase Agreement.

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The Company has not yet issued any restricted common stock, but the Initial Stock, Performance Stock and Change in Control Stock to be issued will rely upon exemptions provided for under Regulation S of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements & Exhibits

(d)	Exhibits

10.1	Asset Purchase Agreement, dated September 13, 2011, by and between Game Plan Holdings, Inc. and Vantage Assets Holdings, Ltd.

10.2	Consulting Agreement, dated September 13, 2011, by and between Game Plan Holdings, Inc. and Jordan Brill

10.3	Consulting Agreement, dated September 13, 2011, by and between Game Plan Holdings, Inc. and Matthew Housser

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME PLAN HOLDINGS, INC.

Date: September 13, 2011	By: /s/ Charles Hazzard
Name: Charles Hazzard
Title: Chief Executive Officer

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